EXHIBIT 16.1

                                    RBSM LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                               NEW YORK, NEW YORK



                                                                 August 11, 2008

Securities and Exchange Commission
Washington, DC  20549

Re: Bosco Holdings, Inc.
    File  No. 333-144509

Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K of Bosco Holdings, Inc. (formerly Bosco Flooring Inc.) dated July 25, 2008 and agree with the statements relating only to RBSM LLP, Certified Public Accountants, contained therein.


                                            /s/ RBSM LLP
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